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                                 NON-NEGOTIABLE
                                   DEMAND NOTE

$1,000,000

                                                            Berwyn, Pennsylvania
                                                            July 25, 1997

     FOR VALUE RECEIVED, COMMONWEALTH OF DELAWARE, INC., a Delaware corporation, having a business address of 1160 West Swedesford Road, Suite 340, Berwyn, PA 19312 (herein referred to as "Maker"), promises to pay Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation having a business address of 1160 West Swedesford Road, Suite 340, Berwyn, PA 19341 (hereinafter referred to as "Payee"), on demand, the principal sum of One Million Dollars ($1,000,000) lawful money of the United States of America.

     The entire unpaid balance of this Note shall be immediately due and payable on demand. The principal of this Note shall bear interest at a rate of six percent (6%) per annum if not paid when due.

     The Maker promises to pay all costs of collection, including reasonable attorney's fees, upon default in the payment of the principal of this when due, whether suit be brought or not.

     In the event any one or more of the provisions contained in this Note shall for any reason be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note is irrevocable and is given in connection with the public offering of units of limited partnership interests in the Commonwealth Income & Growth Funds, Pennsylvania limited partnerships (the "Partnerships"), and no waiver or modification of the terms of this Note shall be permitted without the prior written consent of Payee and the Partnership.

     This Note shall be governed in all respects by the laws of the Commonwealth of Pennsylvania and shall be binding upon and shall inure to the benefit of the parties hereto.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.

WITNESS:                             COMMONWEALTH OF DELAWARE, INC.


/s/ Dorothy A. Ferguson              /s/ George S. Springsteen
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                                     George S. Springsteen, President & Director


                                     /s/ Kimberly A. MacDougall
                                     -------------------------------------------
                                     Kimberly A. MacDougall, EVP & Director